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                                                                   EXHIBIT 99.6

                                    CONSENT

  The undersigned, John M. Fowler, hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the Registration Statement on Form S-1 (the "Registration Statement") of MoneyGram Payment Systems, Inc. (the "Registrant") as a person anticipated to become a director, Executive Vice President and Chief Financial Officer of the Registrant prior to the offering registered thereby, and to the filing of this Consent as an exhibit to the Registration Statement.

                                                  /s/ John M. Fowler
                                          -------------------------------------

October 4, 1996